UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2010

GREENHOUSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-156611	26-2903011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5171 Santa Fe Street, Suite I San Diego, California	92109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 273-2626

Copies to:
Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York 10018
Tel: 212-216-8085
Fax: 212-216-8001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of Life Protection, Inc.

On July 21, 2010, GreenHouse Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Green House Holdings, Inc., signed a definitive Agreement and Plan of Share Exchange (the “Agreement”) with Life Protection, Inc., a North Carolina corporation (“Life Protection”) and shareholders of Life Protection (the “Life Protection Holders”).  Pursuant to the Agreement, the Company shall acquire, from the Life Protection Holders, all of the capital stock of Life Protection in exchange for an aggregate of 1,118,750 shares of the Company’s newly issued shares of common stock, par value $.001 per share.  The Agreement contains customary representations, warranties and covenants of the Company and Life Protection and the Life Protection Holders for like transactions.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement and Plan of Share exchange by and among GreenHouse Holdings, Inc., Green House Holdings, Inc., Life Protection, Inc. and certain shareholders of Life Protection Inc. and Billy C. Jones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 22, 2010	GREENHOUSE HOLDINGS, INC.

	By:	/s/ Justin Farry
Name: Justin Farry
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Form of Agreement and Plan of Share exchange by and among GreenHouse Holdings, Inc., Green House Holdings, Inc., Life Protection, Inc. and certain shareholders of Life Protection Inc. and Billy C. Jones.